EXHIBIT 5.1

                      LETTERHEAD OF PRYOR CASHMAN SHERMAN & FLYNN LLP

                                            July 5, 2006


Zhongpin Inc.
21 Changshe Road
Changee City, Henan Province
The People's Republic of China

               Re:    ZHONGPIN IN. REGISTRATION ON FORM S-1

Dear Sirs:

       We refer to the Registration Statement on Form S-1 (Registration No. 333-133226) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Zhongpin Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers the registration of up to 11,799,010 shares (the "Shares") of common stock, par value $.001 per share, of the Company that will be offered for sale by selling shareholders.

       We have examined the original, or a photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

       Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares being offered for sale by the selling shareholders are duly authorized, and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

       We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

       We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the general corporation law of the State of Delaware and the laws of the United States of America.

                                        Very truly yours,

                                        /s/ Pryor, Cashman, Sherman & Flynn LLP